MAPLES
GROUP

Our ref: FCT/784775-000001/85931701v1

GigaCloud Technology Inc
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

26 February 2026

Dear Sir or Madam

GigaCloud Technology Inc

We have acted as legal advisers as to the laws of the Cayman Islands to GigaCloud Technology Inc, an exempted company with limited liability incorporated in the Cayman Islands (the "**Company**"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "**SEC**") of an annual report on Form 10-K for the year ended 31 December 2025 (the "**Annual Report**").

We hereby consent to the reference to our firm under the heading "Item 5. Taxation—Cayman Islands Taxation" in the Annual Report, and we further consent to the incorporation by reference of the summary of our opinions under these headings into the Company's registration statement on Form S-8 (File Nos. 333- 267602, 333-272969 and 333-278271 that was filed on 26 September 2022, 28 June 2023 and 27 March 2024), pertaining to the Company's 2008 Share Incentive Plan and 2017 Share Incentive Plan.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP
26th Floor Central Plaza 18 Harbour Road Wanchai Hong Kong
Tel +852 2522 9333 Fax +852 2537 2955 **maples.com**

Resident Hong Kong Partners: Ann Ng (Victoria (Australia)), Aisling Dwyer (British Virgin Islands), John Trehey (New Zealand)
Matthew Roberts (Western Australia (Australia)), Terence Ho (New South Wales (Australia)), W.C. Pao (England and Wales)
Sharon Yap (New Zealand), Nick Stern (England and Wales), Juno Huang (Queensland (Australia)), Karen Pallaras (Victoria (Australia))
Joscelyne Ainley (England and Wales), Andrew Wood (England and Wales), Iain Anderson (Scotland), Aidan O'Regan (Ireland)
Zhan Xintong Jessica (England and Wales), Vivian Lee (England and Wales)

Non-Resident Partner: Jonathan Green (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors